# Amendment No. 3 to
# Administrative Services Agreement

Franklin Templeton Services, LLC
Principal Life Insurance Company
Principal National Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator"), Principal Life Insurance Company (the "Company") and Principal National Life Insurance Company.

WHEREAS, the Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of December 14, 2007, as amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding Principal National Life Insurance Company as a party and certain new variable life insurance or variable annuity contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. Principal National Life Insurance Company is hereby added as a party to the Agreement, consents to being added as a party to the Agreement and, as of the date of this Amendment is subject to all terms of the Agreement applicable to the Company.

2. "Company" means Principal Life Insurance Company and Principal National Life Insurance Company, as applicable.

3. Schedules B and of the Agreement are hereby deleted in their entirety and replaced with the Schedules B and C attached hereto.

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed effective as of November 1, 2011.

Fund Administrator: FRANKLIN TEMPLETON SERVICES, LLC

By: [signature]
Name: Thomas M. Regner
Title: Vice President

The Company:

PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director – Product Management

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director – Product Management

**Schedule B**

**Administrative Expense Payment**

With respect to each Contract listed below underneath the column titled "Product Name/Registration No.", the Fund Administrator agrees to pay the corresponding Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

| # | Company | Product Name/ Registration No. | Funds of the Trust (All Class 2 Shares unless otherwise Noted) | Fee Rate | Date of Beginning of Period for Computation of Fee |
|---|---|---|---|---|---|
| 1. | Principal Life Insurance Company | Benefit Variable Universal Life (BVUL) 333-89446 | Franklin Income Securities Fund<br>Franklin Rising Dividends Securities Fund<br>Franklin Small Cap Value Securities Fund<br>Franklin Strategic Income Securities Fund<br>Mutual Global Discovery Securities Fund<br>Mutual Shares Securities Fund<br>Templeton Developing Markets Securities Fund<br>Templeton Foreign Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 11/01/07 |
| | | | Franklin U.S. Government Fund | 0.10% | 11/01/09 |
| 2. | Principal Life Insurance Company | Benefit Variable Universal Life II (BVUL II) 333-49363 | Franklin Income Securities Fund<br>Franklin Rising Dividends Securities Fund<br>Franklin Small Cap Value Securities Fund<br>Franklin Strategic Income Securities Fund<br>Mutual Global Discovery Securities Fund<br>Mutual Shares Securities Fund<br>Templeton Developing Markets Securities Fund<br>Templeton Foreign Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 11/01/07 |
| | | | Franklin U.S. Government Fund | 0.10% | 11/01/09 |
| 3. | Principal Life Insurance Company | Executive Variable Universal Life (EVUL) 333-81714 | Mutual Global Discovery Securities Fund<br>Mutual Shares Securities Fund Franklin Income Securities Fund<br>Franklin Rising Dividends Securities Func<br>Franklin Strategic Income Securities Fund<br>Franklin Small Cap Value Securities Fund<br>Templeton Developing Markets Securities Fund<br>Templeton Foreign Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 11/01/07 |
| | | | Franklin U.S. Government Fund | 0.10% | 11/01/09 |

| # | Company | Product Name/ Registration No. | Funds of the Trust (All Class 2 Shares unless otherwise Noted) | Fee Rate | Date of Beginning of Period for Computation of Fee |
|---|---|---|---|---|---|
| 4. | Principal Life Insurance Company | Executive Variable Universal Life II (EVULII) 333-149215 | Franklin Income Securities Fund<br>Franklin Rising Dividends Securities Fund<br>Franklin Small Cap Value Securities Fund<br>Franklin Strategic Income Securities Fund<br>Mutual Global Discovery Securities Fund<br>Mutual Shares Securities Fund<br>Templeton Developing Markets Securities Fund<br>Templeton Foreign Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 11/01/07 |
| | | | Franklin U.S. Government Fund | 0.10% | 11/01/09 |
| 5. | Principal Life Insurance Company | Principal Freedom Variable Annuity 333-128079 | Templeton Growth Securities Fund | 0.10% | 11/01/07 |
| 6. | Principal Life Insurance Company | Principal Variable Universal Life Income II 333-146896 | Franklin Rising Dividends Securities Fund<br>Mutual Shares Securities Fund | 0.10% | 11/01/07 |
| | | | Franklin Small Cap Value Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 05/01/11 |
| 7. | Principal Life Insurance Company | Investment Plus Variable Annuity 333-116220 | Franklin Small Cap Value Securities Fund | 0.10% | 11/01/09 |
| 8. | Principal Life Insurance Company | Principal Flexible Variable Life 33-13481 | Franklin Small Cap Value Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 05/01/11 |
| 9. | Principal Life Insurance Company | PrinFlex Life 333-00101 | Franklin Small Cap Value Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 05/01/11 |
| 10. | Principal Life Insurance Company | Principal Survivorship Flexible Premium Variable Universal Life 333-71521 | Franklin Small Cap Value Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 05/01/11 |
| 11. | Principal Life Insurance Company | Principal Variable Universal Life Accumulator 333-65690 | Franklin Small Cap Value Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 05/01/11 |
| 12. | Principal Life Insurance Company | Principal Variable Universal Life Accumulator II 333-100838 | Franklin Small Cap Value Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 05/01/11 |
| 13. | Principal Life Insurance Company | Principal Variable Universal Life Income 333-115269 | Franklin Small Cap Value Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 05/01/11 |

| # | Company | Product Name/ Registration No. | Funds of the Trust (All Class 2 Shares unless otherwise Noted) | Fee Rate | Date of Beginning of Period for Computation of Fee |
|---|---|---|---|---|---|
| 14. | Principal National Life Insurance Company | Principal Variable Universal Life Income III 333-175768 | Franklin Rising Dividends Securities Fund<br>Franklin Small Cap Value Securities Fund<br>Mutual Shares Securities Fund<br>Templeton Global Bond Securities Fund | 0.10% | 11/01/11 |

## Schedule C

## Addresses for Notices

| | |
|---|---|
| If to the Company: | Principal Life Insurance Company<br>Principal National Life Insurance Company<br>711 High Street<br>Des Moines, IA 50392<br>Attn: Charles Schneider, Counsel for Variable Insurance Products |
| With a copy to: | Principal Life Insurance Company<br>Principal National Life Insurance Company<br>711 High Street<br>Des Moines, IA 50392<br>Attn: Sara Wiener, Director, Product Mgmt |
| If to the Fund Administrator: | Franklin Templeton Services, LLC<br>One Franklin Parkway, Bldg. 920, 2nd Floor<br>San Mateo, California 94403<br>Attention: Karen Skidmore |
| With a copy to: | Franklin Templeton Investments<br>One Franklin Parkway, Bldg. 920, 2nd Floor<br>San Mateo, California 94403<br>Attention: General Counsel |